                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             MDU RESOURCES GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                [LOGO]
--------------------------------------------------------------------------------
SCHUCHART BUILDING                                             JOHN A. SCHUCHART
918 EAST DIVIDE AVENUE                                     CHAIRMAN OF THE BOARD

MAILING ADDRESS:
P.O. BOX 5650
BISMARCK, ND 58506-5650
(701) 222-7900

                                                                  March 15, 1999

To Our Stockholders:

    You are cordially invited to attend the Annual Meeting of Stockholders to be held on Tuesday, April 27, 1999, at 11:00 a.m., Central Daylight Savings Time, at 909 Airport Road, Bismarck, North Dakota 58504. The other Directors and the officers join me in extending this invitation.

    The formal matters to be acted upon at the meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. In addition to the formal issues, a brief report on current matters of interest will be presented. Lunch will be served following the meeting.

    We were pleased with the response of our stockholders at the 1998 Annual Meeting at which 88.3 percent of the Common Stock was represented in person or by proxy. We hope that participation by our stockholders in the affairs of the Company will increase and that there will be an even greater representation at the 1999 meeting. If you are unable to attend the meeting but have questions or comments on the Company's operations, we would like to hear from you.

    You will notice that we again are using a letter proxy format. The letter proxy is larger and easier to read than the former proxy card. It also provides the convenience of voting your proxy by Touchtone telephone if you are a stockholder of record. The instructions are on the letter proxy. Representation of your shares at the meeting is very important. Accordingly, whether or not you plan to attend the meeting, we urge you to submit your proxy promptly by one of the two methods offered: (1) by marking, dating, signing, and returning the enclosed letter proxy in the envelope provided, or (2) by following the instructions and voting your proxy by Touchtone telephone by calling the toll free telephone number on the proxy. In either event, if you do attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

    I hope you will find it possible to attend the meeting.

                                          Sincerely,

                                                [/S/ JOHN A. SCHUCHART]

                                          JOHN A. SCHUCHART

                           MDU RESOURCES GROUP, INC.
                               SCHUCHART BUILDING
                             918 EAST DIVIDE AVENUE
                                MAILING ADDRESS:
                                 P.O. BOX 5650
                            BISMARCK, ND 58506-5650
                                 (701) 222-7900

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 27, 1999

                            ------------------------

                                                                  March 15, 1999

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MDU Resources Group, Inc. will be held at 909 Airport Road, Bismarck, North Dakota 58504, on Tuesday, April 27, 1999, at 11:00 a.m., Central Daylight Savings Time, for the following purposes:

    (1) To elect three Directors to three year terms;

    (2) To consider and take action upon a proposal, declared advisable by the Board of Directors of the Company, to amend Article FOURTH of the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 with a par value of $3.33 per share to 150,000,000 with a par value of $1.00, all as more fully described in the accompanying Proxy Statement dated March 15, 1999; and

    (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on March 8, 1999, as the record date for the determination of common stockholders who will be entitled to notice of, and to vote at, the meeting.

    All stockholders who find it convenient to do so are cordially invited and urged to attend the meeting in person. It is requested that you either (1) mark, date, sign, and return the enclosed letter proxy in the envelope provided (no postage is necessary if mailed in the United States), or (2) submit your proxy by Touchtone telephone by calling the toll free number on the proxy. The instructions for using your telephone are printed on the letter proxy. Your cooperation is appreciated.

                                          By order of the Board of Directors,

                                           [/S/ LESTER H. LOBLE, II]

                                          LESTER H. LOBLE, II
                                          SECRETARY

                           MDU RESOURCES GROUP, INC.
                               SCHUCHART BUILDING
                             918 EAST DIVIDE AVENUE
                                MAILING ADDRESS:
                                 P.O. BOX 5650
                            BISMARCK, ND 58506-5650
                                 (701) 222-7900

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    This Proxy Statement is furnished to the holders of Common Stock of MDU Resources Group, Inc. (Company) on behalf of the Board of Directors of the Company in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders to be held on April 27, 1999. The proxy material was first forwarded to the holders of Common Stock on March 15, 1999.

    Stockholders of record may vote their proxies by Touchtone telephone by calling the toll free telephone number on the proxy or they may mark, date, sign, and return the enclosed letter proxy in the envelope provided (no postage is necessary if mailed in the United States). If your shares are held in the name of a bank or broker, you MAY be able to vote by telephone. Follow the instructions you receive from your bank or broker.

    Any stockholder giving a proxy may revoke it at any time prior to its use at the meeting by filing with the Secretary either a written instrument of revocation or a duly executed proxy bearing a later date. In addition, the powers of a proxy holder are suspended if the person executing the proxy is present at the meeting and informs the Secretary in open meeting that he wishes to revoke his proxy and vote in person. Attendance at the meeting will not, in and of itself, revoke a proxy.

    The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others, for forwarding solicitation material to beneficial owners of shares of the Common Stock of the Company. In addition to the use of the mails, proxies may be solicited by officers and regular employees of the Company, by personal interview, by telephone, or other electronic means. Banks, brokerage houses and other institutions, nominees, and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorizations for the execution of the letter proxies and will, upon request, be reimbursed for reasonable expenses incurred. Additional solicitation of proxies will be made in the same manner under the special engagement and direction of Georgeson & Company, Inc. at an anticipated cost to the Company of approximately $6,000 plus out-of-pocket expenses.

                         VOTING SECURITIES OUTSTANDING


    Only holders of record of Common Stock at the close of business on March 8, 1999, will be entitled to vote at the meeting. On such date there were outstanding 53,156,004 shares of Common Stock. Each outstanding share of Common Stock entitles the holder to one vote.


    The Bylaws of the Company provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote in person or by proxy shall constitute a quorum at a meeting of stockholders of the Company. Shares of Common Stock represented by a properly submitted proxy are considered present for purposes of determining a quorum. A proxy may be submitted by returning a properly signed and dated letter proxy or by following the directions for submission using a Touchtone telephone.

    Under Delaware law, if a quorum is present, the nominees for election as Directors who receive a plurality of the votes of shares present in person or represented by proxy and entitled to vote shall be elected as Directors. "Withheld" votes are not included in the total vote cast for a nominee for purposes of determining whether a plurality was received and, therefore, have no negative effect.

    Under Delaware law, the proposed amendment to the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote. Shares that are not voted for the amendment, including abstentions and broker non-votes, will have the same effect as a vote against the amendment.


    As of March 8, 1999, no person other than New York Life Trust Company held of record, or, to the knowledge of the management of the Company, owned beneficially, 5 percent or more of the outstanding shares of Common Stock of the Company. New York Life Trust Company, Norwood, MA, held approximately 11.6 percent of the outstanding Common Stock of the Company as trustee of the Company's Tax Deferred Compensation Savings Plans. New York Life Trust Company disclaims all beneficial ownership of these shares.


     PROPOSAL FOR AMENDMENT OF CERTIFICATE OF INCORPORATION: ARTICLE FOURTH


    As of the close of business on March 8, 1999, the authorized capital stock of the Company consisted of 77,000,000 shares divided into four classes, namely, Preferred Stock, Preferred Stock A, Preference Stock, and Common Stock. The total number of shares of such Preferred Stock authorized is 500,000 shares of the par value of $100 per share; the total number of shares of such Preferred Stock A authorized is 1,000,000 shares without par value; the total number of shares of such Preference Stock authorized is 500,000 shares without par value; and the total number of shares of Common Stock authorized is 75,000,000 with a par value of $3.33 per share. As of March 8, 1999, 53,395,525 common shares were issued with 8,077,377 shares reserved for issuance under the Dividend Reinvestment and the Tax Deferred Compensation Savings Plans of the Company.


    The Board of Directors of the Company has proposed an amendment to the Certificate of Incorporation of the Company to increase the authorized number of common shares from 75,000,000 to 150,000,000 shares and to reduce the par value of the Common Stock from $3.33 per share to $1.00 per share. The resolution adopted by the Board of Directors of the Company proposing this amendment to the Certificate of Incorporation is attached hereto as Exhibit A.

    During 1998, the Company effected a three-for-two stock split. After giving effect to the stock split, there were, as of March 8, 1999, only 13.5 million authorized shares of Common Stock that were not outstanding or reserved for issuance. The Board of Directors believes that the additional authorized common shares may be needed to enable the Company to raise additional capital funds expeditiously and economically for its ongoing operational needs, for issuance in the Company's several investment plans or for possible acquisitions, stock distributions or split, or other corporate purposes. The Board believes it advisable to authorize additional shares to permit the issuance of shares of Common Stock without the delay and the expense involved in obtaining stockholder approval at the time such issuance is determined to be appropriate. The Company would seek and obtain all necessary regulatory authority prior to the issuance of additional shares of Common Stock.

    The Board of Directors has no plan at the present time for the issuance or use of the additional shares of Common Stock to be authorized by the amendment. The issuance of additional shares of authorized Common Stock would be within the discretion of the Board of Directors, without the requirement of further action by stockholders unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may then be listed. All newly authorized shares would have the same rights as the presently authorized shares, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid. The Board of Directors believes that the reduction in par value will enable the Company to effect a stock split in the future without further stockholder approval should economic conditions so warrant and the Board so determines.

    The Board of Directors is unaware of any specific effort to obtain control of the Company, and has no present intention of using the proposed increase in the number of authorized shares of Common Stock as an anti-takeover device. However, the Company's authorized but unissued capital stock could be used to make an attempt to effect a change in control more difficult.

    Decreasing the par value is not intended to have any effect on the market value of the Common Stock.

    Under the Company's Certificate of Incorporation, no holders of any class of stock of the Company are entitled to any preemptive rights with respect to any shares of the Company's capital stock.

    None of the Directors or officers of the Company has any interest, direct or indirect, in the adoption of the proposed amendment except as a holder of shares of the Common Stock of the Company.

    No financial statements are furnished in connection with this proposal as they are not deemed material for the exercise of prudent judgment with respect thereto.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL. Approval of the proposed amendment to increase the authorized number of shares of Common Stock and reduce the par value of Common Stock requires the affirmative vote of the holders of a majority of all of the outstanding Common Stock of the Company. If a choice has been specified by a stockholder, the shares of Common Stock will be voted accordingly. If no choice has been specified, the shares will be voted "FOR" the proposal.


                             ELECTION OF DIRECTORS

    At the meeting, three Directors will be elected to serve for a term of three years until 2002, and until their respective successors are elected and qualify. All of the nominees are incumbent Directors and are nominated for reelection. Harold J. Mellen, Jr., who retired as President and Chief Executive Officer on March 31, 1998, has decided not to stand for reelection as a Director. Mr. Mellen served the Company with distinction for 13 years. He joined the Company in 1985 as Vice President--Corporate Development and rose to President and Chief Executive Officer on January 1, 1995. He served in that position until his retirement on March 31, 1998. Unless otherwise specified when the proxy is submitted, shares of the Common Stock represented by the proxy will be voted for the nominees named below. If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the proxy will be voted for another person in the discretion of the persons named in the proxy. Information concerning the nominees, including their ages, periods of service as Directors, and business experience, according to information furnished to the Company by the respective nominees, is set forth as follows:


                                                   FIRST YEAR OF
                                                    SERVICE AS
NAME                                      AGE        DIRECTOR                        BUSINESS EXPERIENCE
------------------------------------      ---      -------------  ---------------------------------------------------------
Thomas Everist .....................          49          1995    Mr. Everist is President and Chief Executive Officer of
(to be elected for a term expiring                                  L. G. Everist, Inc., Sioux Falls, South Dakota, an
in 2002)                                                            aggregate production company. He is Vice President of
                                                                    Spencer Quarries, Spencer, South Dakota, a rock quarry;
                                                                    a Director of Standard Ready Mix, of Sioux City, Iowa;
    [PHOTO]                                                         and a Director of Raven Industries, Inc., a general
                                                                    manufacturer of electronics, sewn products, and
                                                                    plastics, of Sioux Falls, South Dakota. He currently
                                                                    serves on the Finance and Nominating Committees of the
                                                                    Board of Directors.

Robert L. Nance ....................          62          1993    Mr. Nance is the majority owner, President, and Chief
(to be elected for a term expiring                                  Executive Officer of Nance Petroleum Corporation,
in 2002)                                                            Billings, Montana, an oil and gas exploration and
                                                                    production company. He is also a Director of First
                                                                    Interstate Bank-Montana. He serves on the National
    [PHOTO]                                                         Board of Governors and Executive Committee of the
                                                                    Independent Petroleum Association of America and serves
                                                                    on the Board, and is Chairman of the Petroleum Tech-
                                                                    nology Transfer Council. He currently serves on the
                                                                    Finance and Nominating Committees of the Board of
                                                                    Directors.

John A. Schuchart ..................          69          1976    Mr. Schuchart, Chairman of the Board, was named Chief
(to be elected for a term expiring                                  Executive Officer in June 1980 and Chairman in May
in 2002)                                                            1983. He retired as Chief Executive Officer on December
                                                                    31, 1994. Mr. Schuchart also serves as an ex officio
                                                                    Director of the subsidiaries of the Company, the
    [PHOTO]                                                         Managing Committee of Montana-Dakota Utilities Co., and
                                                                    the MDU Resources Foundation. Mr. Schuchart serves on
                                                                    various civic and charitable organizations in Bis-
                                                                    marck, North Dakota, including the Board of Regents of
                                                                    the University of Mary.

    Certain information concerning the remaining Directors, whose terms expire in 2000 or in 2001, including their ages, periods of service as Directors, and business experience, according to information furnished to the Company, is set forth as follows:


                                                   FIRST YEAR OF
                                                    SERVICE AS
NAME                                      AGE        DIRECTOR                        BUSINESS EXPERIENCE
------------------------------------      ---      -------------  ---------------------------------------------------------
San W. Orr, Jr. ....................          57          1978    Mr. Orr is an attorney and is in the business of
(term expiring in 2000)                                             financial and estate management. He is Chairman of the
                                                                    Board and a Director of Wausau-Mosinee Paper
                                                                    Corporation and is Vice Chairman of the Board of M&I
    [PHOTO]                                                         First American Bank. He is a Director of Wausau
                                                                    Insurance Companies, Marshall & Ilsley Corporation, and
                                                                    M & I Marshall & Ilsley Bank. Mr. Orr also serves on
                                                                    various civic and charitable organizations in Wisconsin
                                                                    and is President of the Board of Regents of the Univer-
                                                                    sity of Wisconsin System. He currently serves on the
                                                                    Audit and Compensation Committees of the Board of
                                                                    Directors and is Vice Chairman of the Board.

Harry J. Pearce ....................          56          1997    Mr. Pearce is the Vice Chairman and a Director of General
(term expiring in 2000)                                             Motors Corporation. He is a Director of Hughes
                                                                    Electronics Corporation, General Motors Acceptance
                                                                    Corporation, Delphi Automotive Systems Corporation,
    [PHOTO]                                                         Marriott International Inc., Alliance of Automobile
                                                                    Manufacturers, the Economic Strategy Institute, the
                                                                    Theodore Roosevelt Medora Foundation, and is a member
                                                                    of the United States Air Force Academy's Board of Visi-
                                                                    tors. He also serves on the Board of Trustees of Howard
                                                                    University and is a member of The Northwestern Law
                                                                    Board of the Northwestern University School of Law. He
                                                                    currently serves on the Audit and Compensation
                                                                    Committees of the Board of Directors.

                                                   FIRST YEAR OF
                                                    SERVICE AS
NAME                                      AGE        DIRECTOR                        BUSINESS EXPERIENCE
------------------------------------      ---      -------------  ---------------------------------------------------------
Homer A. Scott, Jr. ................          64          1981    Mr. Scott is engaged in the banking and hospitality
(term expiring in 2000)                                             business in the states of Wyoming and Montana. He is a
                                                                    Director and Chairman of the Board of First Interstate
                                                                    BancSystem, Inc., a Director of First Interstate
    [PHOTO]                                                         Bank-Montana, and Chairman of the Board and a Director
                                                                    of First Interstate Bank-Wyoming. Mr. Scott is the
                                                                    principal owner, a Director and President of Sugarland
                                                                    Enterprises, Inc., and the managing partner of Sugar-
                                                                    land Development Company, a commercial property
                                                                    development company in Sheridan, Wyoming. Sugarland
                                                                    Enterprises, Inc. owns and manages four Perkins
                                                                    Restaurants, a Holiday Inn, and Powder Horn Ranch, a
                                                                    housing development and golf course near Sheridan. He
                                                                    currently serves on the Audit and Compensation Commit-
                                                                    tees of the Board of Directors.

Sister Thomas Welder, O.S.B. .......          58          1988    Sister Welder is the President of the University of Mary,
(term expiring in 2000)                                             Bismarck, North Dakota. She is a Director of St.
                                                                    Alexius Medical Center of Bismarck and Chair of its
                                                                    Marketing Committee. She is a Director of the
    [PHOTO]                                                         Bismarck-Mandan Development Association and is a member
                                                                    and past Director of the Bismarck-Mandan Area Chamber
                                                                    of Commerce. She is also a member of the Theodore
                                                                    Roosevelt Medora Founder's Society and the Consultant-
                                                                    Evaluator Corps for the North Central Association of
                                                                    Colleges and Schools. She currently serves on the
                                                                    Finance and Nominating Committees of the Board of
                                                                    Directors.

Douglas C. Kane ....................          49          1991    Mr. Kane was elected Executive Vice President, Chief
(term expiring in 2001)                                             Administrative and Corporate Development Officer in
                                                                    November 1997. He joined the Company as Executive Vice
                                                                    President and Chief Operating Officer in January 1991.
    [PHOTO]                                                         Prior to that time he was President and Chief Executive
                                                                    Officer of Knife River Corporation from May 1990,
                                                                    President from September 1987, and previously had
                                                                    served as Senior Vice President-- Operations. During
                                                                    1998, Mr. Kane served as Director and/or officer of
                                                                    principal subsidiaries of the Company and as a member
                                                                    of the Managing Committee of Montana-Dakota Utilities
                                                                    Co.

                                                   FIRST YEAR OF
                                                    SERVICE AS
NAME                                      AGE        DIRECTOR                        BUSINESS EXPERIENCE
------------------------------------      ---      -------------  ---------------------------------------------------------
Richard L. Muus ....................          69          1985    Mr. Muus retired in April 1989 after 35 years with
(term expiring in 2001)                                             Midwest Federal Savings Bank, Minot, North Dakota. At
                                                                    the time of his retirement, Mr. Muus was the President
                                                                    and a Director of the bank. Mr. Muus is a member and
    [PHOTO]                                                         past Director and Officer of the Minot Area Chamber of
                                                                    Commerce and a past Director of the Minot Area Develop-
                                                                    ment Corporation. He has served as Chairman of the
                                                                    North Dakota Housing Finance Agency Advisory Board, as
                                                                    a Director of the Federal Home Loan Bank of Des Moines,
                                                                    and as a director of the U.S. League of Savings
                                                                    Institutions. He is a member of the Board of Regents of
                                                                    Minot State University. He currently serves on the
                                                                    Audit and Finance Committees of the Board of Directors.

John L. Olson ......................          59          1985    Mr. Olson is President and owner of Blue Rock Products
(term expiring in 2001)                                             Company and of Blue Rock Distributing Company located
                                                                    in Sidney, Montana, a beverage bottling and
                                                                    distributing company, respectively. Mr. Olson also is
    [PHOTO]                                                         Chairman of the Board and a Director of Admiral
                                                                    Beverage Corporation, Worland, Wyoming, and Ogden,
                                                                    Utah; he is Chairman of the Board and Director of the
                                                                    Foundation for Community Care, Sidney, Montana; a
                                                                    member of the Executive Committee of the University of
                                                                    Montana Foundation; a Director of BlueCross BlueShield
                                                                    of Montana; and is trustee for Blue Rock Products
                                                                    Company Profit Sharing Trust, Sidney, Montana. He
                                                                    currently serves on the Audit and Nominating Committees
                                                                    of the Board of Directors.

Joseph T. Simmons ..................          63          1984    Mr. Simmons retired in May 1997 as a Professor of
(term expiring in 2001)                                             Accounting and Finance, University of South Dakota,
                                                                    Vermillion and was Visiting Professor of Finance,
                                                                    University of Warsaw, Warsaw, Poland (February--July
    [PHOTO]                                                         1994). Mr. Simmons is the Chairman and President of
                                                                    Simmons Financial Management, Inc. He also serves on
                                                                    the Boards of GRO/TECH and RE/SPEC in Rapid City, South
                                                                    Dakota, and Dairilean, Inc. in Sioux Falls, South
                                                                    Dakota. He currently serves on the Finance and
                                                                    Nominating Committees of the Board of Directors.

                                                   FIRST YEAR OF
                                                    SERVICE AS
NAME                                      AGE        DIRECTOR                        BUSINESS EXPERIENCE
------------------------------------      ---      -------------  ---------------------------------------------------------
Martin A. White ....................          57          1998    Mr. White joined the Company in November 1991 as Vice
(term expiring in 2001)                                             President--Corporate Development and was named Senior
                                                                    Vice President--Corporate Development in November 1995.
                                                                    Effective April 1, 1998, Mr. White became President and
    [PHOTO]                                                         Chief Executive Officer. He also serves as Chairman of
                                                                    the Board, a Director and/or an Officer of all
                                                                    principal subsidiaries, and as Chairman of the Managing
                                                                    Committee of Montana-Dakota Utilities Co. Prior to
                                                                    joining the Company, Mr. White was Chairman and Chief
                                                                    Executive Officer of White Resources Corporation
                                                                    (November 1989-- October 1991); Executive Vice
                                                                    President and Chief Operating Officer of Consolidated
                                                                    TVX Mining Corporation of Chile (January 1988--
                                                                    November 1989); and Chairman, President, and Chief
                                                                    Operating Officer of Entech Inc. (September
                                                                    1986--December 1988), which comprise the non-utility
                                                                    subsidiaries of The Montana Power Company. He is a
                                                                    member of the University of Mary Board of Regents, the
                                                                    Missouri Slope Areawide United Way Board of Trustees,
                                                                    the North Dakota Lewis & Clark Bicentennial Foundation
                                                                    Board, and the Western Regional Council Board of
                                                                    Trustees.


    Except where expressly noted, no corporation or organization named above is a parent, subsidiary, or other affiliate of the Company.


    During 1998, the Board of Directors had six meetings. The Board of Directors has an Audit Committee, a Compensation Committee, a Finance Committee, and a Nominating Committee. All Committees are composed entirely of outside Directors. The Audit Committee, established in 1972, meets regularly with management, internal auditors, and representatives of the Company's independent public accountants. The independent accountants have free access to the Committee and the Board of Directors. During 1998, the Committee met three times and reviewed the scope, timing, and fees for the annual audit, other services provided by the independent accountants, and the results of audit examinations completed by the independent accountants. The Audit Committee reports the results of its activities to the full Board of Directors. No member of the Audit Committee is or has been an employee of the Company. The Compensation Committee, which met four times during 1998, sets compensation levels for executive officers and recommends to the full Board of Directors compensation for the Directors of the Company. The Finance Committee, which met nine times during 1998, reviews corporate financial plans, policies, budgets, investments and acquisitions, and reviews and authorizes actions necessary to issue and sell Common Stock and debt securities of the Company. The Nominating Committee, which met three times during 1998, recommends to the full Board of Directors nominees for Director. All incumbent Directors, except Mr. Pearce who was absent from some meetings due to illness, attended more than 75 percent of the combined total of the meetings of the Board and of the Committees on which the Director served.

                             EXECUTIVE COMPENSATION

    Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar years ending December 31, 1998, 1997, and 1996, for those persons who (i) served as the Chief Executive Officer during 1998, and (ii) were the other four most highly compensated executive officers of the Company at December 31, 1998 (the "Named Officers"). Footnotes supplement the information contained in the Tables.

                     TABLE 1: SUMMARY COMPENSATION TABLE(1)

                                                                                        LONG-TERM COMPENSATION
                                                                              ------------------------------------------
                                                 ANNUAL COMPENSATION                     AWARDS                PAYOUTS
                                         -----------------------------------  -----------------------------  -----------
            (A)                  (B)        (C)         (D)          (E)          (F)             (G)            (H)
                                                                    OTHER                      SECURITIES
                                                                   ANNUAL     RESTRICTED       UNDERLYING
                                                                   COMPEN-       STOCK          OPTIONS/        LTIP
NAME AND                                  SALARY     BONUS(2)     SATION(3)    AWARDS(4)        SARS(5)      PAYOUTS(6)
PRINCIPAL POSITION              YEAR        ($)         ($)          ($)          ($)             (#)            ($)
----------------------------  ---------  ---------  -----------  -----------  -----------    --------------  -----------
Martin A. White                    1998    254,808     139,461                    54,157           122,760       43,937
  --President & C.E.O.             1997    147,316      54,450                    --              --             --
                                   1996    135,856      52,350                    --              --             --

Harold J. Mellen, Jr.              1998    176,447      38,367       16,408      109,243             2,250      244,865
  --President & C.E.O.             1997    342,735     186,450       10,581       --              --             --
  (retired 3/31/98)                1996    276,373     189,150                    --              --             --

Douglas C. Kane                    1998    210,185      63,032                    62,689            55,800      137,605
  --Executive Vice President       1997    201,772      92,250                    --              --             --
  Chief Administrative &           1996    192,281     106,500                    --              --             --
  Corporate Development
  Officer

Ronald D. Tipton                   1998    223,491     103,500                    --                49,125      142,827
  --President & C.E.O. of          1997    200,655      92,250                    --              --             --
  Montana-Dakota Utilities         1996    190,000     115,363                    --              --             --
  Co.

Warren L. Robinson                 1998    150,865      57,855                    43,771            37,950       75,320
  --Vice President,                1997    128,843      63,750                    --              --             --
  Treasurer                        1996    111,937      58,200                    --              --             --
  & Chief Financial Officer

Lester H. Loble, II                1998    139,694      43,848        3,963       41,916            27,900       48,737
  --Secretary and                  1997    127,473      54,450        3,620       --              --             --
  General Counsel                  1996    122,592      47,100                    --              --             --


            (A)                   (I)

                               ALL OTHER
                                COMPEN-
NAME AND                       SATION(7)
PRINCIPAL POSITION                ($)
----------------------------  -----------
Martin A. White                    5,484
  --President & C.E.O.             4,875
                                   4,076
Harold J. Mellen, Jr.             12,947
  --President & C.E.O.             6,598
  (retired 3/31/98)                5,886
Douglas C. Kane                    4,800
  --Executive Vice President       4,750
  Chief Administrative &           4,500
  Corporate Development
  Officer
Ronald D. Tipton                   4,998
  --President & C.E.O. of          4,948
  Montana-Dakota Utilities         4,788
  Co.
Warren L. Robinson                 4,526
  --Vice President,                3,865
  Treasurer                        2,773
  & Chief Financial Officer
Lester H. Loble, II                4,191
  --Secretary and                  3,824
  General Counsel                  3,688


------------------------------

(1) All share amounts in the table are adjusted to reflect the Company's three-for-two stock split on July 13, 1998.

(2) Granted pursuant to the Executive Incentive Compensation Plan.

(3) Above-market interest on deferred compensation.

(4) The restricted stock awards in the table are valued at fair market value on the date of grant. At December 31, 1998, the Named Officers held the following amounts of restricted stock: Mr. White--2,190 shares ($58,172); Mr. Mellen--4,440 shares ($117,938); Mr. Kane--2,535 shares ($67,336); Mr.
    Tipton--2,250 shares ($59,766); Mr. Robinson--1,770 ($47,016); and Mr.
    Loble--1,695 shares ($45,023).

(5) Options granted pursuant to the 1992 KESOP for the 1998-2000 performance cycle except for Mr. Mellen who received options as part of his Director compensation after his retirement as CEO.

(6) Dividend equivalents paid with respect to options granted pursuant to the 1992 KESOP for the 1995-1997 performance cycle.

(7) Totals shown are the Company contributions to the Tax Deferred Compensation Savings Plan, with the following exceptions: Mr. White's total includes insurance premiums of $684; Mr. Mellen's total includes insurance premiums of $462 and excess retirement benefit of $7,835; and Mr. Tipton's total includes insurance premiums of $198.

              TABLE 2: OPTION/SAR(1) GRANTS IN LAST FISCAL YEAR(2)

                                                                                           GRANT DATE
                                                   INDIVIDUAL GRANTS(3)                       VALUE
                                  ------------------------------------------------------  -------------
                                    NUMBER OF     PERCENT OF
                                   SECURITIES    TOTAL OPTIONS
                                   UNDERLYING     GRANTED TO                               GRANT DATE
                                     OPTIONS     EMPLOYEES IN   EXERCISE OR                  PRESENT
                                     GRANTED        FISCAL      BASE PRICE   EXPIRATION     VALUE(4)
         NAMED OFFICER                 (#)          YEAR(%)      ($/SHARE)      DATE           ($)
              (A)                      (B)            (C)           (D)          (E)           (F)
        ---------------           -------------  -------------  -----------  -----------  -------------
Martin A. White.................      122,760           10.2         21.13      2/10/08       293,396
Harold J. Mellen, Jr............        2,250             .2         23.08       6/3/08         7,673
Douglas C. Kane.................       55,800            4.6         21.13      2/10/08       133,362
Ronald D. Tipton................       49,125            4.1         21.13      2/10/08       117,409
Warren L. Robinson..............       37,950            3.1         21.13      2/10/08        90,701
Lester H. Loble, II.............       27,900            2.3         21.13      2/10/08        66,681

------------------------

(1) "SAR" is an acronym for "stock appreciation right." The Company has no plan or program which uses stock appreciation rights.

(2) Adjusted to reflect the Company's three-for-two stock split on July 13, 1998.

(3) All options except Mr. Mellen's were granted pursuant to the 1992 Key Employee Stock Option Plan. Mr. Mellen's options were granted as part of his Director compensation after his retirement as CEO and vested immediately upon grant. The options granted under the 1992 Key Employee Stock Option Plan become exercisable automatically in nine years on February 10, 2007. Vesting is accelerated upon change in control or upon attainment of certain performance goals, as follows: during the three year performance cycle (1998-2000) performance goals established for the Company by the Compensation Committee are based on return on equity (25%), earnings per share (25%) and total relative shareholder return (50%). Performance goals for Montana-Dakota Utilities Co. and the utility services companies, which are applicable to Mr. Tipton, are based on return on equity (50%) and earnings (50%). From 50% to 100% of the options granted may become exercisable at the end of the three year performance cycle if from 90% to 100% of the goals are met.

    Dividend Equivalents granted with the options are described in Table 4.

(4) Present values were calculated using the Black-Scholes option pricing model which has been adjusted to take dividends into account. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's stock. The estimated present value of each stock option granted pursuant to the 1992 Key Employee Stock Option Plan is $2.39 based on the following inputs:

Stock Price (fair market value) at Grant (2/10/98).................     $21.13
Exercise Price.....................................................     $21.13
Expected Option Term...............................................    7 Years
Stock Price Volatility.............................................     0.1625
Dividend Yield.....................................................       5.13%

    The model assumes: (a) a risk-free interest rate of 4.78 percent on a U.S. Treasury Note with a maturity date of approximately 7 years; (b) Stock Price Volatility is calculated using a three year historical average of stock prices from grant date; (c) Dividend Yield is calculated using the historical dividend rate for three years from the date of grant. The option value was not discounted to reflect any accelerated vesting of the options. Notwithstanding the fact that these options are non-transferable, no discount for lack of marketability was taken.

    The option grants to Mr. Mellen were made pursuant to the 1997 Non-Employee Director Long-Term Incentive Plan under assumptions similar to those for the Key Employee Stock Option Plan except that assumptions differing from those utilized with respect to the Key Employee Stock Option Plan were: (a) a Stock Price at grant and Exercise Price of $23.08; (b) a risk free interest rate of 4.87 percent; (c) Stock Price Volatility of 0.2001; and (d) Dividend Yield of 4.94 percent. Based on these inputs, the estimated present value of each stock option granted to Mr. Mellen is $3.41.

          TABLE 3: AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/SAR VALUES(1)

             (A)                    (B)         (C)               (D)                       (E)
                                                               NUMBER OF
                                  SHARES                 SECURITIES UNDERLYING     VALUE OF UNEXERCISED,
                                ACQUIRED ON    VALUE      UNEXERCISED OPTIONS      IN-THE- MONEY OPTIONS
                                 EXERCISE    REALIZED    AT FISCAL YEAR-END(2)       AT FISCAL YEAR-END
                                    (#)         ($)               (#)                       ($)
                                -----------  ---------  ------------------------  ------------------------
NAME                                                    EXERCISABLE  UNEXERCISABLE EXERCISABLE UNEXERCISABLE
------------------------------                          -----------  -----------  -----------  -----------
Martin A. White...............      22,652     319,271           0      122,760            0      667,508
Harold J. Mellen, Jr..........      74,610     767,800       2,250(3)          0       7,828            0
Douglas C. Kane...............      10,000     147,500      46,343       55,800      667,518      303,413
Ronald D. Tipton..............      49,432     666,304           0       49,125            0      267,117
Warren L. Robinson............      17,137     179,309       7,912       37,950      112,581      206,353
Lester H. Loble, II...........           0           0      14,850       27,900      211,304      151,706

------------------------

(1) Adjusted to reflect the Company's three-for-two stock split on July 13, 1998.

(2) Vesting is accelerated upon a change in control.

(3) Options were awarded under the 1997 Non-Employee Director Long-Term Incentive Plan on June 3, 1998.

        TABLE 4: LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR(1)

                                                                          ESTIMATED FUTURE PAYOUTS
                                                                      UNDER NON-STOCK PRICE-BASED PLANS
                                                                     -----------------------------------
                   (A)                         (B)          (C)          (D)         (E)         (F)
                                            NUMBER OF   PERFORMANCE
                                             SHARES,     OR OTHER
                                            UNITS OR      PERIOD
                                              OTHER        UNTIL
                                             RIGHTS     MATURATION    THRESHOLD    TARGET      MAXIMUM
NAMED OFFICER                                (#)(2)      OR PAYOUT       ($)         ($)         ($)
-----------------------------------------  -----------  -----------  -----------  ---------  -----------
Martin A. White..........................     122,760    1998-2000      147,312     294,624     441,936
Harold J. Mellen, Jr.....................      --           --           --          --          --
Douglas C. Kane..........................      55,800    1998-2000       66,960     133,920     200,880
Ronald D. Tipton.........................      49,125    1998-2000       58,950     117,900     176,850
Warren L. Robinson.......................      37,950    1998-2000       45,540      91,080     136,620
Lester H. Loble, II......................      27,900    1998-2000       33,480      66,960     100,440

------------------------

(1) Adjusted to reflect the Company's three-for-two stock split on July 13, 1998.

(2) Dividend equivalents were granted pursuant to the 1992 Key Employee Stock Option Plan based on the number of options granted to each Named Officer (see Table 2). Dividend equivalents entitle the recipient to the cash amount equal to any dividend declared by the Board of Directors on the common stock of the Company. The table assumes the current level of dividends. Dividend equivalents may be earned from 0% to 150% at the end of the three year performance cycle (1998-2000) depending upon (1) the level of achievement of performance goals established for the Company and Montana-Dakota Utilities Co. and the utility services companies by the Compensation Committee and (2) individual performance. Vesting is accelerated upon a change in control. See Table 2 for a description of the goals. Dividend equivalents that are not earned are forfeited.

                          TABLE 5: PENSION PLAN TABLE

                                                                            YEARS OF SERVICE
                                                       ----------------------------------------------------------
REMUNERATION                                               15          20          25          30          35
-----------------------------------------------------  ----------  ----------  ----------  ----------  ----------
$125,000.............................................  $   79,572  $   88,215  $   96,859  $  105,503  $  114,147
 150,000.............................................      95,689     106,145     116,602     127,058     137,514
 175,000.............................................     108,545     119,726     130,908     142,090     153,271
 200,000.............................................     121,145     132,326     143,508     154,690     165,871
 225,000.............................................     132,125     143,306     154,488     165,670     176,851
 250,000.............................................     143,045     154,226     165,408     176,590     187,771
 300,000.............................................     179,285     190,466     201,648     212,830     224,011
 350,000.............................................     226,865     238,046     249,228     260,410     271,591
 400,000.............................................     267,845     279,026     290,208     301,390     312,571
 450,000.............................................     307,745     318,926     330,108     341,290     352,471
 500,000.............................................     347,945     359,126     370,308     381,490     392,671

    The Table covers the amounts payable under the Salaried Pension Plan and non-qualified Supplemental Income Security Plan (SISP). Pension benefits are determined by the step-rate formula which places emphasis on the highest consecutive 60 months of earnings within the final 10 years of service. Benefits for single participants under the Salaried Pension Plan are paid as straight life amounts and benefits for married participants are paid as actuarially reduced pensions with a survivorship benefit for spouses, unless participants choose otherwise. The Salaried Pension Plan also permits preretirement survivorship benefits upon satisfaction of certain conditions. Additionally, certain reductions are made for employees electing early retirement.

    The Internal Revenue Code places maximum limitations on the amount of benefits that may be paid under the Salaried Pension Plan. The Company has adopted a non-qualified SISP for senior management personnel. In 1998, 70 senior management personnel participated in the SISP, including the Named Officers. Both plans cover salary shown in column (c) of the Summary Compensation Table and exclude bonuses and other forms of compensation.

    Upon retirement and attainment of age 65, participants in the SISP may elect a retirement benefit or a survivors' benefit with the benefits payable monthly for a period of 15 years.

    As of December 31, 1998, the Named Officers were credited with the following years of service under the plans: Mr. White: Pension, 7, SISP, 7; Mr. Mellen:
Pension, 12, SISP, 12; Mr. Kane: Pension, 27, SISP, 17; Mr. Tipton: Pension, 15, SISP, 15; Mr. Robinson: Pension 10, SISP 10; and Mr. Loble: Pension, 11, SISP,
11. The maximum years of service for benefits under the Pension Plan is 35 and under the SISP vesting begins at 3 years and is complete after 10 years. Benefit amounts under both plans are not subject to reduction for offset amounts.

                         CHANGE-OF-CONTROL ARRANGEMENTS

    The Company entered into Change of Control Employment Agreements with the Named Officers (except Mr. Mellen) in November 1998, which would become effective for a three-year period (with automatic annual extension if the Company does not provide nonrenewal notice at least 60 days prior to the end of each 12-month period) only upon a change of control of the Company. If a change of control occurs, the agreements provide for a three-year employment period from the date they become effective, with base salary not less than the highest amount paid within the preceding twelve months, an annual bonus not less than the highest bonus paid within the preceding three years, and participation in the Company's incentive, savings, retirement and welfare benefit plans.

    The agreements also provide that specified payments and benefits would be paid in the event of involuntary termination of employment, other than for cause or disability, at any time when the agreements are in effect. In such event, each of the Named Officers (except Mr. Mellen) would receive payment of an amount equal to three times his annual base pay plus three times his highest annual bonus (as defined therein). In addition, under these agreements, each of the officers would receive (i) an immediate pro-rated cash-out of his bonus for the year of termination based on the highest annual bonus and (ii) an amount equal to the excess of (a) the actuarial equivalent of the benefit under Company qualified and nonqualified retirement plans that the executive would receive if he continued employment with the Company for an additional three years over (b) the actual benefit paid or payable under these plans. All benefits of each executive officer under the Company's welfare benefit plans would continue for at least three years. These arrangements also provide for certain gross-up payments to compensate these executive officers for any excise taxes incurred in connection with these benefits and reimbursement for certain outplacement services.

    For these purposes, "cause" means the Named Officer's willful and continued failure to substantially perform his duties or willfully engaging in illegal conduct or misconduct materially injurious to the Company, and "good reason" includes the Company's termination of the Named Officer without cause, the assignment to the Named Officer of duties inconsistent with his prior status and position, certain reductions in compensation or benefits, and relocation or increased travel obligations.

    A "change of control" is defined as (i) the acquisition by a party or certain related parties of 20% or more of the Company's voting securities; (ii) a turnover in a majority of the Board of Directors without the approval of a majority of the members of the Board as of November 1998; (iii) a merger or similar transaction after which the Company's shareholders hold 60% or less of the voting securities of the surviving entity; or (iv) the stockholders' approval of the liquidation or dissolution of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

    The Compensation Committee of the Board of Directors is responsible for determining the compensation of the Company's executive officers. Composed entirely of non-employee Directors, the Committee meets several times each year to review and determine compensation for the executive officers, including the Chief Executive Officer.

EXECUTIVE COMPENSATION

    The Committee firmly believes that appropriate compensation levels succeed in both attracting and motivating high quality employees. To implement this philosophy, the Committee analyzes trends in compensation among comparable companies participating in the oil and gas industry, segments of the energy and mining industries, the peer group of companies used in the graph following this report, and similar companies from general industry. The Committee then sets compensation levels that it believes are competitive within the industry and structured in a manner that rewards successful performance on the job. There are three components of total executive compensation: base salary, annual incentive compensation, and long-term incentive compensation.


    In setting base salaries, the Committee does not use a particular formula. In addition to the data referenced above, other factors the Committee uses in its analysis include the executive's current salary in comparison to the competitive industry standard as well as individual performance. Using this system, the Committee granted to Mr. White, the President and Chief Executive Officer, a 44% increase in base salary. This increase took into account Mr. White's promotion from Senior Vice President -- Corporate

Development to President and Chief Executive Officer, his personal role in achieving 1998 corporate performance, his rapid and capable assumption of his new duties, and the successful acquisitions made during the year. During 1998, only approximately 39.7% of Mr. White's compensation was base pay. The remainder was performance-based. This reflects the Committee's belief in the importance of having substantial at risk compensation to provide a direct and strong link between performance and executive pay. The other Named Officers, excluding Mr. Mellen, received base salary increases averaging 6.4% in 1998.



    In keeping with the Committee's belief that compensation should be directly linked to successful performance, the Company employs both annual and long-term incentive compensation plans. The annual incentive compensation is determined under the Executive Incentive Compensation Plan. The Committee makes awards based upon the level of corporate earnings, cost efficiency, and individual performance. Mr. White received a total of $139,461 (or 116.7% of the targeted amount) in annual incentive compensation for 1998; the other Named Officers, excluding Mr. Mellen, received an average of $67,059, or 119% of the targeted amount, based upon achievement of corporate earnings and individual performance near the maximum level.


    Long-term incentive compensation serves to encourage successful strategic management and is determined through three different vehicles: the 1992 Key Employee Stock Option Plan, the Restricted Stock Bonus Plan, and the 1997 Executive Long-Term Incentive Plan. Options with a three-year performance cycle (1998-2000) and related dividend equivalents were granted in 1998 under the 1992 Key Employee Stock Option Plan to Mr. White, the other Named Officers and certain other executives. Since options granted in 1995 vested in full in 1997 based upon achievement of performance goals at the maximum level for the 1995-1997 performance cycle, the Committee granted new stock options and dividend equivalents in 1998 to continue to motivate executives to achieve long-term corporate performance goals and to encourage ownership by them of Company common stock. The options become exercisable automatically in nine years, but vesting may be accelerated if certain performance goals are achieved. The number of options and dividend equivalents granted was determined based upon a percent of the salary of each executive.

    Restricted stock awards were also made in 1998 to Mr. White and the other Named Officers to reward them for successful acquisitions completed by the Company during 1998. The restricted stock serves to motivate long-term performance and to align the interests of the executives with those of stockholders.

    In 1994, the Board of Directors adopted Stock Ownership Guidelines under which executives are required to own Company Common Stock valued from one to four times their annual salary.

    The 1998 compensation paid to the Company's executive officers qualified as fully deductible under federal tax laws. The Committee continues to review the impact of federal tax laws on executive compensation, including Section 162(m) of the Internal Revenue Code, but has not formulated any policy with regard thereto.

San W. Orr, Jr., Chairman   Harry J. Pearce, Member  Homer A. Scott, Jr., Member

                           MDU RESOURCES GROUP, INC.
              COMPARISON OF FIVE YEAR TOTAL STOCKHOLDER RETURN (1)

Total Stockholder Return Index (1993=100)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              MDU      S&P 500    NEW PEER GROUP    OLD PEER GROUP
1993         $100.00    $100.00           $100.00           $100.00
1994          $91.00    $101.00            $91.00            $91.00
1995         $106.00    $139.00           $115.00           $113.00
1996         $129.00    $171.00           $136.00           $117.00
1997         $185.00    $229.00           $179.00           $159.00
1998         $238.00    $294.00           $204.00           $176.00

(1) All data is indexed to December 31, 1993, for the Company, the S&P 500, and the peer groups. Total stockholder return is calculated using the December 31 price for each year. It is assumed that all dividends are reinvested in stock at the frequency paid, and the returns of each component peer issuer of the group is weighted according to the issuer's stock market capitalization at the beginning of the period. New Peer Group issuers are Black Hills Corporation, Coastal Corporation, Equitable Resources, Inc., LG&E Energy Corp., Minnesota Power & Light Company, The Montana Power Company, Northwestern Corporation, ONEOK, Inc., Otter Tail Power Company, Questar Corporation, and UGI Corporation. Old Peer Group issuers are Black Hills Corporation, CILCORP, Inc., Equitable Resources, Inc., Florida Progress Corporation, Minnesota Power & Light Company, The Montana Power Company, ONEOK, Inc., Questar Corporation, South Jersey Industries, Inc., Teco Energy, Inc., UGI Corporation, and Utilicorp United Inc. The peer group was changed to include issuers that better reflect the Company's mix of regulated and unregulated businesses.

                            DIRECTORS' COMPENSATION

    Each Director who is not an officer of the Company (except the Chairman of the Board) receives $13,000 and 450 shares of Company Common Stock as an annual retainer for Board service. The Chairman receives $52,000 and 450 shares of Company Common Stock. Audit and Nominating Committee Chairmen each receive a $2,500 annual retainer, and Finance and Compensation Committee Chairmen each receive a $4,000 annual retainer. Additionally, each Director who is not an officer of the Company receives $1,000 for each meeting of the Board of Directors attended and each Committee member who is not an officer of the Company receives $1,000 for each Committee meeting attended. All Directors except the Chairman of the Board must defer $1,000 of the retainer, which amount is credited to a deferral account quarterly. The deferral amount is divided by the market price of Company Common Stock and converted to investment units. If dividends are paid on Company Common Stock then an equivalent amount is credited for each investment unit and the resulting amount is converted to investment units and credited to such Directors' accounts. After a participating Director leaves the Board, dies, or becomes disabled, then the investment units credited to that Director's account are multiplied times the market price of the Company Common Stock, converted to a dollar value, and paid to the Director or named beneficiary in equal monthly payments (with interest) over a five year period. Of the remaining cash retainer, each Director may direct the retainer be paid in one or a combination of the following forms: (1) deferred into the account described, (2) Company stock, or (3) cash. Each Director who is not an officer of the Company received on June 3, 1998, an option to purchase 2,250 shares of Company Common Stock. The option award vested immediately and is exercisable for 10 years from the date of grant. The option price was $23.0833, the fair market value of the stock on the date of the grant.


    The Company also has a post-retirement arrangement for Directors who are not officers or retired officers of the Company which provides that after retirement from the Board, a Director is entitled to receive an annual amount equal to the sum of all annual retainers in effect at the time of retirement. Such amount will be paid to the Director or named beneficiary in equal monthly installments over a period of time equal to the period of service on the Board.


    The Company also has a program whereby past Directors of the Company may be chosen each year as "Director Emeritus" and each such past Director so chosen may be invited to participate as a nonvoting member of the Company's Board of Directors. Each such "Director Emeritus" serves for five years and receives no compensation, other than reimbursement by the Company for reasonable travel expenses in connection with attendance at meetings of the Company's Board of Directors.

                   INFORMATION CONCERNING EXECUTIVE OFFICERS

    Executive officers of the Company are elected by the Board of Directors and serve until the next annual meeting of the Board. Any executive officer so elected may be removed at any time by the affirmative vote of a majority of the Board. Certain information concerning such executive officers, including their ages, present corporate positions, and business experience, is set forth below.

                                                                        PRESENT CORPORATE POSITION
NAME                                        AGE                          AND BUSINESS EXPERIENCE
---------------------------------------     ---     ------------------------------------------------------------------
Martin A. White........................         57  President and Chief Executive Officer. For information about Mr.
                                                      White, see "Election of Directors."

Cathleen M. Christopherson.............         54  Ms. Christopherson was elected Vice President-Corporate
                                                      Communications effective November 1989. Prior to that she served as Assistant Vice President-Corporate Communications effective
                                                      September 1989 and Division Manager of Montana-Dakota Utilities
                                                      Co., a Division of the Company, from August 1984.

Douglas C. Kane........................         49  Executive Vice President, Chief Administrative and Corporate
                                                      Development Officer. For information about Mr. Kane, see
                                                      "Election of Directors."

Lester H. Loble, II....................         57  Mr. Loble was elected General Counsel and Secretary of the Company effective May 1987. Mr. Loble also serves as a Director and/or
                                                      General Counsel and Secretary of the principal subsidiaries of the Company. Mr. Loble is also a member and the Secretary of the
                                                      Managing Committee of Montana-Dakota Utilities Co., a Division
                                                      of the Company.

                                                                        PRESENT CORPORATE POSITION
NAME                                        AGE                          AND BUSINESS EXPERIENCE
---------------------------------------     ---     ------------------------------------------------------------------
Vernon A. Raile........................         54  Mr. Raile was elected Vice President, Controller and Chief
                                                      Accounting Officer effective August 1992. Prior to that he was
                                                      Controller and Chief Accounting Officer from May 1989, Assistant
                                                      Treasurer from December 1987, and Tax Manager from March 1980.

Warren L. Robinson.....................         48  Mr. Robinson was elected Vice President, Treasurer and Chief
                                                      Financial Officer of the Company effective August 1992. He is also Vice President, Vice President and Chief Financial Officer,
                                                      Treasurer and Assistant Secretary, or Treasurer, of subsidiaries of the Company. Mr. Robinson also is a member of the Managing
                                                      Committee of Montana-Dakota Utilities Co., a Division of the
                                                      Company. Prior to 1992 he served as Treasurer and Assistant
                                                      Secretary from December 1989, Manager of Corporate Development and Assistant Treasurer from May 1989 to December 1989, and
                                                      Manager of Corporate Development from October 1988.

Ronald D. Tipton.......................         52  Mr. Tipton was elected President and Chief Executive Officer of
                                                      Montana-Dakota Utilities Co. effective January 1995. Prior to that time he served Williston Basin Interstate Pipeline Company in the following capacities: President and Chief Executive
                                                      Officer from May 1994, President from May 1990, Executive Vice
                                                      President from May 1989, and Vice President-Gas Supply from
                                                      January 1985. From January 1983 to January 1985 he was the
                                                      Assistant Vice President-Gas Supply of Montana-Dakota Utilities
                                                      Co.

Robert E. Wood.........................         56  Mr. Wood was elected Vice President-Public Affairs and
                                                      Environmental Policy of the Company effective August 1991.
                                                      Before that he was Vice President-Public Affairs from June 1986.
                                                      For five years prior thereto he served as Manager of Legislative
                                                      Affairs for the Company.

                               SECURITY OWNERSHIP

    The Table below sets forth the number of shares of capital stock of the Company owned beneficially as of December 31, 1998, by each Director and each nominee for Director, each Named Officer and by all Directors and executive officers of the Company as a group.


                                                                                    AMOUNT AND NATURE
                                                                                      OF BENEFICIAL     PERCENTAGE OF
                                                                                        OWNERSHIP           CLASS
                                                                                    ------------------  -------------
NAME                                                                                    COMMON(1)          COMMON
----------------------------------------------------------------------------------  ------------------  -------------
Thomas Everist....................................................................          10,600            *
Douglas C. Kane...................................................................          91,208(2)         *
Lester H. Loble, II...............................................................          45,217(2)         *
Harold J. Mellen, Jr..............................................................          57,365            *
Richard L. Muus...................................................................          15,816            *
Robert L. Nance...................................................................          10,726(3)         *
John L. Olson.....................................................................          28,800            *
San W. Orr, Jr....................................................................         137,176(4)         *
Harry J. Pearce...................................................................          20,821            *
Warren L. Robinson................................................................          30,766(2)(5)       *
John A. Schuchart.................................................................         204,381(6)         *
Homer A. Scott, Jr................................................................          12,403(7)         *
Joseph T. Simmons.................................................................          16,367            *
Ronald D. Tipton..................................................................          48,625(2)         *
Sister Thomas Welder..............................................................           4,950(8)         *
Martin A. White...................................................................          29,466(2)         *
All Directors and executive officers of the Company as a group (19 in number).....         867,366(2)           1.6%


------------------------

*   Less than one percent of the class.

(1) The totals include beneficial ownership of shares which may be acquired within 60 days pursuant to stock options: Mr. Everist 2,250 shares, Mr. Kane 46,343 shares, Mr. Loble 14,850 shares, Mr. Mellen 2,250 shares, Mr. Muus 4,500 shares, Mr. Nance 4,500 shares, Mr. Olson 2,250 shares, Mr. Orr 4,500 shares, Mr. Pearce 2,250 shares, Mr. Robinson 7,912 shares, Mr. Schuchart 2,250 shares, Mr. Scott 4,500 shares, Mr. Simmons 4,500 shares, Sister Thomas Welder: see footnote 8, and all Directors and all executive officers of the Company as a group 145,539 shares.

(2) Includes full shares allocated to the officer's account in the Tax Deferred Compensation Savings Plan.

(3) 2,250 shares of the total is owned by Nance Petroleum Corporation.

(4) Mr. Orr serves as a co-trustee with shared voting and investment power of various trusts and as an officer and Director of the corporate trustee for various other trusts holding these shares. Mr. Orr disclaims beneficial ownership of all but 4,149 shares held by the trusts.

(5) Includes 689 shares owned by Mr. Robinson's children and 225 shares by his wife.

(6) Includes 118,099 shares owned by Mr. Schuchart's wife. Mr. Schuchart disclaims all beneficial ownership of the shares owned by his wife.

(7) Shares held by Homer A. Scott, Jr. Trust. Mr. Scott is a co-trustee of the trust and shares voting and investment power with respect to these shares.

(8) Shares held by the Annunciation Monastery, of which community Sister Thomas Welder is a member. The total includes 4,500 shares which may be acquired within 60 days pursuant to stock options. Sister Thomas Welder disclaims all beneficial ownership of these shares owned by the Monastery.

                        ACCOUNTING AND AUDITING MATTERS

    Upon recommendation of the Audit Committee, the Board of Directors has selected and employed the firm of Arthur Andersen LLP as the Company's independent certified public accountants to audit its financial statements for the fiscal year 1998. The Audit Committee is presently composed of Messrs. Richard L. Muus, John L. Olson, San W. Orr, Jr., Harry J. Pearce, and Homer A. Scott, Jr. (Chairman). This will be the thirteenth year in which the firm has acted in this capacity. A representative of Arthur Andersen will be present at the Annual Meeting of Stockholders. It is not anticipated that the representative will make a prepared statement at the meeting. However, he or she will be free to do so if he or she so chooses, as well as responding to appropriate questions.

                                 OTHER BUSINESS

    The management of the Company knows of no other matter to come before the meeting. However, if any matter requiring a vote of the stockholders should arise, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

                      2000 ANNUAL MEETING OF STOCKHOLDERS

    Under the Company's Bylaws, nominations for Director may be made only by the Board or the Nominating Committee, or by a stockholder entitled to vote who has delivered written notice to the Secretary of the Company (containing certain information specified in the Bylaws) not less than 120 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual meeting. The Bylaws also provide that no business may be brought before an annual meeting of the stockholders except as specified in the notice of the meeting or as otherwise properly brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Secretary of the Company (containing certain information specified in the Bylaws) not less than 120 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual meeting.

    Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the Company does not have notice of the matter at least 45 days before the anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders or the date specified by an advance notice provision in the Company's Bylaws. The Company's Bylaws contain such an advance notice provision as decribed above. For the Company's Annual Meeting of Stockholders expected to be held on April 25, 2000, stockholders must submit such written notice to the Secretary of the Company on or before November 16, 1999.

    These requirements are separate and apart from and in addition to the Securities and Exchange Commission's requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's Proxy Statement under Rule 14a-8 of the Exchange Act. For purposes of the Company's Annual Meeting of Stockholders expected to be held on April 25, 2000, any stockholder who wishes to submit a proposal for inclusion in the Company's proxy materials must submit such proposal to the Secretary of the Company on or before November 16, 1999.

    A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company.

                            ------------------------

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1998, WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MADE AVAILABLE TO STOCKHOLDERS TO WHOM THIS PROXY STATEMENT IS MAILED, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE OFFICE OF THE TREASURER OF MDU RESOURCES GROUP, INC., SCHUCHART BUILDING, 918 EAST DIVIDE AVENUE, MAILING ADDRESS: P.O. BOX 5650, BISMARCK, ND 58506-5650.

                                          By order of the Board of Directors,

                                           [/S/ LESTER H. LOBLE, II]

                                          Lester H. Loble, II
                                          SECRETARY
                                          March 15, 1999

                                   EXHIBIT A

    RESOLVED, that the Board of Directors of MDU Resources Group, Inc. hereby declares it advisable:

    (A) That the number of shares of Common Stock which the Company is authorized to issue be increased from 75,000,000 shares of Common Stock with the par value of $3.33, to 150,000,000 shares with the par value of $1.00, effective at the close of business on the date on which the appropriate Certificate of Amendment to the Company's Certificate of Incorporation is filed in the office of the Secretary of State of the State of Delaware;

    (B) That, in order to effect the foregoing, the Certificate of Incorporation of the Company, as heretofore amended, be further amended by deleting the first paragraph of Article FOURTH, and by inserting in place thereof a new first paragraph of said Article FOURTH to read as follows:

    FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Fifty-two Million (152,000,000) divided into four classes, namely, Preferred Stock, Preferred Stock A, Preference Stock, and Common Stock. The total number of shares of such Preferred Stock authorized is Five Hundred Thousand (500,000) shares of the par value of One Hundred Dollars ($100) per share (hereinafter called the "Preferred Stock") amounting in the aggregate to Fifty Million Dollars ($50,000,000). The total number of shares of such Preferred Stock A authorized is One Million (1,000,000) shares without par value (hereinafter called the "Preferred Stock A"). The total number of shares of such Preference Stock authorized is Five Hundred Thousand (500,000) shares without par value (hereinafter called the "Preference Stock"). The total number of shares of such Common Stock authorized is One Hundred Fifty Million (150,000,000) of the par value of One and no/100 Dollars ($1.00) per share (hereinafter called the "Common Stock"), amounting in the aggregate to One Hundred Fifty Million Dollars ($150,000,000).

    FURTHER RESOLVED, that the Board of Directors hereby directs that the proposed amendments be attached as an exhibit to the proxy statement for the Company's next Annual or Special Meeting of Stockholders for consideration by the Stockholders entitled to vote in respect thereof.

[LOGO]                                  PROXY
                           ANNUAL MEETING OF STOCKHOLDERS
                           APRIL 27, 1999 - 11:00 AM (CDT)


The undersigned hereby appoints John A. Schuchart, Martin A. White, and Lester
H. Loble, II, and each of them, proxies, with full power of substitution, to vote all Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at 11:00 AM (CDT), April 27, 1999, at 909 Airport Road, Bismarck, ND 58504, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated below. YOUR VOTE IS IMPORTANT! ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. Either (1) mark, date, sign, and return this letter proxy in the envelope provided (no postage is necessary if mailed in the United States), or (2) submit your proxy by Touchtone telephone (following the instructions on the reverse side). IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED NOMINEES, IN ACCORD WITH THE DIRECTORS' RECOMMENDATION ON THE OTHER MATTER LISTED ON THIS PROXY, AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. We regret that we are unable to respond to comments noted on this proxy. We do welcome communications from stockholders, so if you have comments please send them in a separate letter. Thank you.

PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE:  /X/

Item 1. THE ELECTION OF DIRECTORS

NOMINEES: 01 Thomas Everist    02 Robert L. Nance    03 John A. Schuchart

    / / FOR ALL NOMINEES  / / WITHHOLD FOR ALL NOMINEES  / / WITHHOLD FOR

     To withhold authority to vote for any individual nominee, mark the box next to "WITHHOLD FOR" and write the nominee's name in the space provided:
     _________________________________________________________ .  Your shares will be voted for the remaining nominees.

Item 2. AMEND ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION increasing the number of shares of Common Stock and decreasing the par value of Common Stock.

    / / FOR    / / AGAINST    / / ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1 AND "FOR"
ITEM 2.

[LOGO]                                                            -------------
                                                                  COMPANY #
                                                                  CONTROL #
                                                                  -------------
                  ANNUAL MEETING OF STOCKHOLDERS - APRIL 27, 1999


MDU Resources Group, Inc. offers you the convenience of voting your proxy by Touchtone telephone using the toll-free automated telephone voting system. Your telephone vote allows your shares to be voted in the same manner as if you marked, signed and returned the proxy card. This system is available 24 hours a day. A recorded voice will confirm your vote has been cast as you directed and end the phone call. The deadline for voting by telephone is 11:00 AM (CDT) one business day prior to the Annual Meeting date.

TELEPHONE VOTING INSTRUCTIONS: Using a Touchtone telephone, dial 1-800-240-6326. When prompted, enter the 3 digit company number located in the box in the upper right-hand corner. When prompted, enter the 7 digit control number that follows the 3 digit company number.

--------------------------------------------------------------------------------
Option #1: To vote as the Board of Directors recommends on ALL matters, press 1.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Option #2: If you choose to vote each item separately, press 0.
--------------------------------------------------------------------------------

Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9; to WITHHOLD FOR AN INDIVIDUAL nominee, press 0. You will be asked to enter the 2 digit number next to the nominee name you wish to withhold.
Item 2:  To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
When asked, please confirm your vote by pressing 1.
                (IF YOU VOTE BY TELEPHONE, DO NOT MAIL BACK YOUR PROXY.)
                     THANK YOU FOR VOTING - PLEASE DETACH HERE.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 27, 1999.

                           ANNUAL MEETING OF STOCKHOLDERS
                                  909 AIRPORT ROAD
                                 BISMARCK, ND 58504
                                   APRIL 27, 1999
                                   11:00 AM (CDT)
                                (KEEP FOR REFERENCE)
                                 PLEASE DETACH HERE.


Dated:_______________, 1999

___________________________
Signature

___________________________
Signature

Please sign exactly as name(s) appear to the left. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

                              YOUR VOTE IS IMPORTANT.
                    PLEASE VOTE BY TELEPHONE OR COMPLETE, DATE,
          SIGN AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.